UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2025

LAKELAND FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	0-11487	35-1559596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 East Center Street,
Warsaw	,	Indiana	46580
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (574) 267-6144

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LKFN	The Nasdaq Stock Market, LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (s230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (s240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Lakeland Financial Corporation 2025 Equity Incentive Plan

At the 2025 Annual Meeting of Shareholders (the "Annual Meeting") of Lakeland Financial Corporation (the "Company") held on April 8, 2025, the Company's shareholders approved the 2025 Equity Incentive Plan (the "2025 EIP"). The 2025 EIP was approved by the Company's Board of Directors on January 14, 2025, subject to shareholder approval at the Annual Meeting, to promote the Company's long-term financial success, to attract, retain and reward individuals who can contribute to the Company's success, and to further align the participants' interests with those of the Company's shareholders. The 2025 EIP will be administered by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"), which will select award recipients from the eligible participants, determine the types of awards to be granted, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.

The 2025 EIP incorporates a broad variety of cash-based and equity-based incentive compensation elements to provide the Compensation Committee with significant flexibility to appropriately address the requirements and limitations of recently applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2025 EIP and shareholder interests. Subject to permitted adjustments for certain corporate transactions, the maximum number of shares that may be delivered to participants, or their beneficiaries, under the 2025 EIP is 1,100,000 shares of the Company's common stock. The foregoing description of the 2025 EIP is qualified in its entirety by the text of the 2025 EIP, which is filed herewith as Exhibit 10.1, and which is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 8, 2025, the Company held the Annual Meeting. At the Annual Meeting, the shareholders elected A. Faraz Abbasi, Blake W. Augsburger, Robert E. Bartels, Jr., Darrianne P. Christian, David M. Findlay, Emily E. Pichon, Kristin L. Pruitt, Steven D. Ross, Brian J. Smith, Bradley J. Toothaker, and M. Scott Welch, each with terms expiring at the Company's 2026 Annual Meeting of Shareholders. The Company's shareholders also approved the advisory vote on executive compensation. Additionally, the Company's shareholders approved the 2025 Equity Incentive Plan and ratified the selection of Crowe LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025.

The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting are as follows:

	For	Abstain/Withhold	Broker Non-votes
A. Faraz Abbasi	20,083,201	225,298	2,813,969
Blake W. Augsburger	18,929,249	1,379,250	2,813,969
Robert E. Bartels, Jr.	19,569,920	738,579	2,813,969
Darrianne P. Christian	20,008,196	300,303	2,813,969
David M. Findlay	19,822,023	486,476	2,813,969
Emily E. Pichon	19,706,614	601,885	2,813,969
Kristin L. Pruitt	19,757,677	550,822	2,813,969
Steven D. Ross	19,388,766	919,733	2,813,969
Brian J. Smith	19,905,419	403,080	2,813,969
Bradley J. Toothaker	17,135,907	3,172,592	2,813,969
M. Scott Welch	19,350,755	957,744	2,813,969

Approval of Advisory Proposal on Executive Compensation:

For	Against	Abstain/Withhold	Broker Non-votes
19,106,943	999,204	202,352	2,813,969

Approval of 2025 Equity Incentive Plan:

For	Against	Abstain/Withhold	Broker Non-votes
19,519,130	591,477	197,892	2,813,969

Ratification of Crowe LLP as Independent Registered Public Accounting Firm:

For	Against	Abstain/Withhold	Broker Non-votes
22,866,292	249,137	7,039	0

Item 9.01. Financial Statements and Exhibits
(d)    Exhibits
10.1    Lakeland Financial Corporation 2025 Equity Incentive Plan
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND FINANCIAL CORPORATION

Dated: April 9, 2025	By:	/s/ Lisa M. O’Neill
Lisa M. O’Neill
Executive Vice President
and Chief Financial Officer